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                              EMPLOYMENT AGREEMENT

         This Agreement has been made and entered into this 16th day of October, 1998, between APPOINTNET, INC., a Pennsylvania corporation having its principal place of business at 234 N. Columbus Avenue, Philadelphia, PA 19106 (the "Company"), and Richard Liebman, an individual having an address of 120 Adrienne Lane, Wynnewood, PA 19096 (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to employ the Executive as Chief Financial Officer ("CFO"), and the Executive desires to accept that position subject to the provisions of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Company hereby offers, and the Executive hereby accepts, employment as CFO of the Company upon the terms and conditions set forth herein.

         2.  Length of Employment.

             (a) Term. The Executive's employment as CFO of the Company shall commence as of the date hereof (the "Commencement Date"), and shall expire at the close of business on the second anniversary of the Commencement Date, unless earlier terminated pursuant to the provisions hereof (the "Term").

             (b) Extended Term.

                 (i) The Term shall automatically be extended for successive one year periods commencing on the second anniversary of the Commencement Date and each anniversary thereafter, unless either party elects not to so extend by giving the other written notice, at least one-hundred-twenty (120) days prior to any such anniversary of the Commencement Date, of its or his intention to terminate the employment provided hereby at the next anniversary of the Commencement Date.

                 (ii) In the event the Executive elects not to extend his employment pursuant to subsection (i) of this Section 2(b):

                      (A) the Executive shall continue to perform his duties hereunder until the end of such term; and

                      (B) the Company shall continue to pay the Executive on the normal payment dates, all salary, compensation and benefits provided for under this Agreement through the end of such term.

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                 (iii) In the event the Company elects not to extend the
Executive's employment pursuant to subsection (i) of this Section 2(b):

                      (A) the Executive shall be entitled to cease working as of the date of his receipt of written notice of the Company's election not to extend the Executive's employment; and

                      (B) the Company shall continue to pay the Executive, in accordance with normal payroll practices, all salary compensation and benefits provided for under this Agreement through the end of such term.

         3.  Compensation and Allowances.

             (a) Base Salary.

                 (i) The Company shall pay the Executive an initial annual base salary of $120,000.00 (the "Initial Base Salary").

                 (ii) Fees and the base salary shall be payable in convenient installments, as determined by the Company, but not less frequently than monthly.

                 (iii) The Executive's base salary shall be reviewed each year of the Term and may be increased, but not decreased, by the Board of Directors of the Company (the "Board") in its sole discretion.

             (b) Necessary Items. The Company shall furnish office space, equipment, secretarial and other support, supplies and items necessary or proper in order that the Executive may perform his duties hereunder.

             (c) Reimbursement of Expenses. The Company shall reimburse the Executive within 15 days of the presentation to the Company of receipts for the reasonable expenses and disbursements he incurs in the course of the performance of his duties hereunder; provided, however, that all expenses in excess of $250 must be preapproved by the Company in order for Executive to be entitled to reimbursement.

             (d) Perquisites. The Executive shall be entitled to those perquisites commensurate with his position as are approved by the Board and made available to similarly situated employees of the Company.

             (e) Fringe Benefits. On the Commencement Date, the Executive shall be entitled to participate in the Company's welfare and fringe benefit plans and programs made available to senior executives of the Company at no additional cost to Executive. No plan or program made available to senior executives of the Company shall specifically exclude the Executive. As of the date hereof, such plans and programs only include family health insurance coverage. While nothing contained herein shall be construed as an obligation of the Company to offer any additional plans or programs beyond family health insurance coverage, in the future the Company may offer, among other items, an employee stock option plan.


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             (f) Bonus. During each year of the Executive's employment, the
Board will conduct a review of the performance of the Executive's duties hereunder in order to determine whether the Executive shall be entitled to receive any bonus. Any such bonus will be based upon the overall profits of the Company, the Executive's effectiveness in performing his duties hereunder and any other considerations deemed relevant to the Board. Nothing contained in this Agreement (nor the payment of any previous bonus) shall be construed as an obligation on the part of the Company to pay any bonus.

             (g) Vacations. The Executive may take a maximum of 15 business days vacation each calendar year, all at times to be determined in the manner most convenient to the Executive and the business of the Company.

             (h) Additional Compensation. The Executive shall be granted stock options to purchase 240,000 shares of common stock of the Company at $1.25 per share vesting ratably over 36 months from the Commencement Date of this Agreement. In addition, the Executive shall be issued a warrant to purchase 60,000 shares of common stock of the Company at an exercise price of $.01 per share, fully exercisable six months flowing the Commencement Date of this Agreement.

         4. Duties. The Executive shall perform all duties consistent with the position of CFO of the Company, as well as any other duties which are reasonably assigned to him by the Board and the President of the Company. The Executive shall report to such single officer of the Company as is designated by the Board.

         5. Extent of Services. During the term hereof, the Executive shall devote his full time, efforts and attention during business hours to the benefit and business of the Company.

         6.  Termination of Employment.

             (a) Death. All rights and benefits of the Executive under this Agreement shall terminate automatically upon his death (other than rights accrued prior to that date). The Company shall pay to the estate of the Executive such salary as would have been payable to the Executive up to the date of his death and will pay any bonus compensation which would otherwise have been payable to the Executive with respect to the year of his death.

             (b) Permanent Disability. This Agreement shall terminate upon the Executive's permanent disability by the Company's giving the Executive at least thirty days written notice of such termination.

                 (i) The term "permanent disability" as used in this Agreement shall mean the inability of the Executive, as determined by the Company's physician (who shall be reasonably approved by the Executive), by reason of physical or mental disability, to substantially perform the duties required of him under this Agreement for a period of ninety days in any one-year period.


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                 (ii) Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than nine months from the ending of the previous period of disability.

             (c) Termination by the Company without Good Cause.

                 (i) Notwithstanding any other provision hereof to the contrary, the Company may terminate this Agreement and the employment of the Executive hereunder upon written notice to the Executive.

                 (ii) If the Executive is terminated pursuant to this Section 6(c), the Company shall

                      (A) pay the Executive (1) any salary earned but not paid to the date of such termination, (2) any benefits earned or accrued as of the date of such termination and (3) a sum equal to 180 days base salary, which shall be payable to the Executive in accordance with the Company's normal payroll practices; and

                      (B) continue to provide to the Executive the family health insurance coverage which was being provided to the Executive as of the date of such termination for a period of ninety (90) days commencing on the date of such termination.

             (d) Termination by the Company with Good Cause.

                 (i) The Company may terminate this Agreement and the employment of the Executive hereunder upon written notice for good cause as defined below.

                 (ii) The term "good cause" as used herein shall include, but not be limited to any of the following as applied to the Executive: (A) conviction of any felony; (B) physical dependence on alcohol or illegal drugs;
(C) continued or habitual failure to perform the material duties required by this Agreement; (D) an act of dishonesty, moral turpitude, breach of trust or other improper conduct resulting or intended to result principally, directly or indirectly, in significant personal gain or enrichment at the expense of the Company or which is otherwise materially harmful to the Company; or (E) a material breach of this Agreement. The right of the Company to terminate this Agreement pursuant to clause (E) of the preceding sentence shall not become effective if the breach by the Executive, other than a breach of the provisions of Section 7, is cured within thirty days of written notification of such breach from the Company.

                 (iii) If the Executive is terminated pursuant to this Section 6(d), the Company shall pay the Executive any salary earned but not paid to the date of such termination.

             (e) Termination by the Executive. The Executive may terminate this Agreement and his employment hereunder upon thirty days prior written notice to the Company (i) if the Executive's duties or authority are materially changed


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without the prior consent of the Executive, (ii) if the Company, its officers, directors, employees or agents materially interfere with the Executive's ability to perform his duties hereunder or (iii) upon the material breach of this Agreement by the Company. The right of the Executive to terminate this Agreement pursuant to clause (ii) or (iii) of the preceding sentence shall not become effective if the interference or breach, as the case may be, by the Company is cured within 30 days of written notification of such interference or breach, as the case may be, from the Executive.

             (f) No Duty to Mitigate. Any compensation provided to the Executive pursuant to this Agreement shall be payable regardless of whether the Executive obtains employment after the termination of this Agreement; provided, however, that in the event the Executive obtains employment after the termination of this Agreement and receives family health insurance coverage in connection with such employment which is substantially similar to that being provided to the Executive hereunder, the Company shall no longer be obligated to provide family health insurance coverage to the Executive hereunder.

         7.  Noncompetition, Trade Secrets, Etc.

             (a) During the term of the Executive's employment and for twenty four (24) months after the termination or expiration thereof, (i) the Executive shall not directly or indirectly induce or attempt to influence any employee or independent contractor of the Company to terminate his employment with the Company and (ii) the Executive shall not (A) solicit or (B) provide (as a principal, partner, director, officer, agent, employee, consultant or otherwise) any services which are competitive with those services which the Company has previously provided, is currently providing, or plans (within the Executive's knowledge) to provide or has begun the development to provide within the following 12 months, at the time of the termination of the Executive's employment to, any existing or former client or customer of the Company (or any affiliate of such existing or former client or customer).

         As used herein, the phrase "within the Executive's knowledge" or the like shall mean the actual knowledge of the Executive together with any and all information which should reasonably be known by the Executive given his position with the Company.

             (b) During the term of the Executive's employment and for six (6) months after the expiration of the Executive's employment or the termination of the Executive's employment in the event such termination is either by the Executive with or without good cause or by the Company for good cause, the Executive shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within any state, territory or foreign jurisdiction in which the Company is then conducting (or in which the Company has definite plans to conduct) any business which is in competition with business activities carried on by the Company, or being definitely planned by the Company, at the time of the termination of the Executive's employment. However, nothing contained in this Section 7(b) shall prevent the Executive from holding for investment not more than two percent (2%) of any class of equity securities of a company whose securities are traded on a national securities exchange or national interdealer quotation system.


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             (c) All books, cards, records, accounts, files, notes, memoranda, computer files, disks and records, patents, trademarks, tradenames, copyrights, advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of the Company are and shall remain the sole and confidential property of the Company and shall be kept on the premises of the Company whenever reasonably possible; if the Company requests the return of such materials at any time during or at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company, together with any notes, memoranda, copies, reproductions, extracts and summations of or regarding the aforesaid materials. As used in this Section 7(c) and Section 7(d) below, the term "Company" shall include the Company's subsidiaries and affiliates.

             (d) During the term of the Executive's employment and at all times thereafter, the Executive shall not use for the Executive's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than the Company any records, programs, methods, policies, techniques, trade secrets, patterns, devices, procedures, processes, compilations of information, employee information (including wages, benefits and duty descriptions) research or development projects or results, names and addresses of customers or clients, data on or relating to past, present or prospective (within the Executive's knowledge) customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to the Executive or learned or acquired by the Executive while in the employ of the Company.

             (e) Any and all writings, inventions, improvements, processes, procedures and/or techniques which the Executive may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time while the Executive is in the employ of the Company, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or known by the Executive to be contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. The Executive shall make full disclosure to the Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything reasonably necessary or desirable to vest the absolute title thereto in the Company, at the Company's expense. The Executive shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist the Company so that the Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. The Executive shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.


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             (f) The Executive acknowledges that the restrictions contained in subsections (a) through (e) of this Section 7 do not impose an undue hardship on the Executive and will not act as a bar to the Executive's sole means of support and, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and the Executive therefore acknowledges that, in the event of the Executive's violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

         8. Compliance with other Agreements. The Executive represents to the Company that the execution of this Agreement by him and the performance of his obligations hereunder will not conflict with or result in the breach of any provision of, or constitute a default under, any other agreement or undertaking to which the Executive is a party or by which the Executive is or may be bound.

         9. Binding Effect; Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. Accordingly, this Agreement shall not terminate by the voluntary or involuntary dissolution of the Company or by any merger, including one where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the business or assets of the Company. In the event of such merger or transfer, the provisions of this Agreement shall be binding on and shall insure to the benefit of the surviving entity or the entity to which such business or assets shall be transferred. This Agreement is a personal employment contract and the rights, obligations and interests of the Executive hereunder may not be sold, assigned, pledged, hypothecated or otherwise transferred to any other person.

         10. Notice. Any notice herein required or permitted to be given shall be in writing and may be delivered by facsimile, nationally recognized courier or sent by United States mail and shall be deemed to have been given (i) upon receipt, if delivered by facsimile transmission on or prior to 5:00 p.m. local time (or on the next business day, if delivered by facsimile after 5:00 p.m. local time) or sent by courier or (ii) three (3) business days after being deposited and properly addressed in the United States mail, certified, with postage pre-paid.

         11. Whole Agreement; Amendments. This Agreement sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, representations, warranties and conditions. No alteration, amendment, modification or waiver of any of the terms or provisions hereof, and no future representation or warranty by either party with respect to this transaction, shall be valid or enforceable unless the same be in writing and signed by the party against whom enforcement of same is sought.

         12. Authority. The Company represents and warrants that it (and the undersigned officers of the Company) has full power, authority and legal right to execute and deliver this Agreement pursuant to the terms hereof, and to keep


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and observe all of the terms and provisions of this Agreement on the Company's part to be observed and performed. The Company warrants that this Agreement is a valid and enforceable obligation of the Company according to the terms hereof.

         13. Headings. The headings of the sections of this Agreement are for convenience only and have no meaning with respect to this Agreement or the rights or obligations of the parties hereto.

         14. Governing Law. This Agreement shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

         15. Survival. The agreements and covenants of the Company and the Executive contained in Sections 6 and 7 hereof shall survive the termination of this Agreement.

         16. Severability. If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. Such provision and the remainder of this Agreement shall, in such circumstances, be modified to the extent necessary to render enforceable the remaining provisions hereof.

         17. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

         18. Joint Participation in Drafting. Each party to this Agreement participated in its drafting. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent.

         19. Acknowledgment. Each party acknowledges that it has read this Agreement, that such party understands the implications of the restrictions contained herein and that such party has been afforded the opportunity to discuss this Agreement with counsel of its choice.

                                              APPOINTNET, INC.


                                              By: /s/ Richard A. Rasansky
                                                  ------------------------------
                                                  Richard A. Rasansky, President


                                                 /s/ Richard Liebman
                                                 -------------------------------
                                                 Richard Liebman

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